                                                                   Exhibit 4.11

                                                                    Item 1.20A


                       REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement, dated as of July 31, 1995, is made by and between MORRISON KNUDSEN CORPORATION, a Delaware corporation (the "Company"), and the banks and other financial institutions whose signatures appear on the signature pages hereto (together with its successors and assigns, each a "Purchaser" and collectively, the "Purchasers").

                          W I T N E S S E T H:

            WHEREAS, the Company, the Purchasers and certain other parties are entering into that certain Override Agreement of even date herewith (the "Override Agreement"), and in connection therewith, the Company and the Purchasers also are entering into a Securities Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, warrants to purchase common stock of the Company in exchange for, among other things, certain accommodations being made by the Purchasers under the Override Agreement;

            WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and to purchase warrants for common stock, the Company is agreeing to provide registration rights with respect to shares of the Company's Common Stock, par value One Dollar and Sixty-Six and Two-Thirds Cents ($1.66-2/3) per share, held by the Purchasers (the "Common Stock");

            NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

            1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Antecedent Debt Warrant are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Registration Rights Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

            "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

            "Antecedent Debt Warrant" shall have the meaning set forth in the Purchase Agreement.

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            "Metra Warrant" shall have the meaning set forth in the Purchase Agreement.

            "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

            "Registrable Securities" shall mean the Warrant Stock and the shares of Common Stock purchasable upon exercise of the Warrants.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            "Warrants" shall mean collectively the Warrants (as defined in the Antecedent Debt Warrant) and the Warrants (as defined in the Metra Warrant).

            "Warrant Stock" shall mean collectively the Warrant Stock (as defined in the Antecedent Debt Warrant) and the Warrant Stock (as defined in the Metra Warrant).

            2. REQUIRED REGISTRATION. After receipt of a written request made on or prior to July 31, 2003 from the holders of Registrable Securities representing at least an aggregate of fifty percent (50%) of the total of Registrable Securities not previously sold in a public sale, requesting that the Company effect the registration of Warrant Stock issuable upon the exercise of such holder's Warrants or of any of such holder's Warrant Stock under the Securities Act and specifying the intended method or methods of disposition thereof, the Company shall promptly notify all holders of Warrants and Warrant Stock in writing of the receipt of such request and each such holder, in lieu of exercising its rights under SECTION 3, may elect (by written notice sent to the Company within 10 Business Days from the date of such holder's receipt of the aforementioned Company's notice) to have its shares of Warrant Stock included in such registration thereof pursuant to this SECTION 2. Thereupon the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all shares of Warrant Stock which the Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Warrant Stock so registered; PROVIDED, HOWEVER, that the Company shall not be required to effect more than two (2) registrations of any Registrable Securities pursuant to this SECTION 2.

            3. INCIDENTAL REGISTRATION. If the Company at any time, on or prior to July 31, 2003, proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a Registration Statement under the Securities Act (a "Registration Statement") on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of the Company, it will give written notice to all holders of Warrants or Warrant Stock at least 45 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Warrant Stock, and the number of shares of Common Stock into which such Warrants are exercisable, as such holders may request. Nothing herein shall preclude the Company from discontinuing the registration of its securities being effected on its behalf or on behalf of the demanding security holders at any time prior to the effective date of the Registration Statement relating thereto.

             Each holder of any such Registrable Securities desiring to have Warrant Stock registered under this SECTION 3 shall advise the Company in writing within 30 days after the date of receipt of such offer from the Company, setting forth the number of shares of such Warrant Stock and shares of Common Stock into which such Warrants are exercisable for which registration is requested. The Company shall thereupon include in such filing the number of shares of Warrant Stock and shares of common stock into which such Warrants are exercisable for which registration is so requested and shall use its best efforts to effect registration under the Securities Act of such shares. Except as otherwise provided in SECTION 5, all expenses of such registration shall be borne by the Company.

            4. REGISTRATION PROCEDURES. If the Company is required by the provisions of SECTION 2 OR 3 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

                  (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

                  (c) furnish to any selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                  (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                  (e) unless waived in writing by each holder of securities being included in such registration, use its best efforts to obtain from a nationally recognized underwriter or investment banker a firm commitment (pursuant to an underwriting agreement in customary form) to underwrite the public offering of the securities covered by such Registration Statement;

                  (f) furnish, at the request of any holder requesting registration of Registrable Securities pursuant to SECTION 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) a copy of an opinion in form and substance satisfactory to such holder, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holders making such request, substantially to the effect that such Registration Statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the Registration Statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements and data contained therein), (iii) the descriptions in the Registration Statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (iv) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the Registration Statement which are not described and filed or incorporated by reference as required; such counsel shall also confirm that it has no reason to believe that either the Registration Statement or the prospectus, or any amendment or supplement thereto (other than financial statements and data as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holders making such request (or if such accountants are unable to deliver such letter to such holders under applicable professional rules or guidelines, then to the Company) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and, if permitted under applicable professional rules or guidelines, that such opinion is rendered for the benefit of the selling security holders and that they have a right to rely thereon. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such holders of Registrable Securities may reasonably request.

Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holders of such securities may reasonably request;

                  (g) enter into customary agreements (including an underwriting agreement in customary form containing standard indemnification provisions) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            5. EXPENSES; LIMITATIONS ON REGISTRATION. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to SECTION 4(d), shall be paid by the Company, except that

                  (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement because any holder of Registrable Securities has not effected the disposition of the securities requested to be registered shall be paid by such holder; and

                  (b) the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such holder of Registrable Securities.

            It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any holder of Registrable Securities that such holder shall furnish to the Company such information as may be deemed necessary by the Company under the Securities Act with respect to such holder, including information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

            6.    INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers, and each other Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or controlling Person, and shall survive the transfer of such securities by such holder.

                  (b) Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon written information provided to the Company by such holder of such Warrant or Warrant Stock specifically for use therein and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any final prospectus contained therein, or any amendment or supplement thereto; PROVIDED, HOWEVER, that such holder's obligation under this SECTION 6(b) to indemnify and hold harmless the Company shall in no event exceed, with respect to all such obligations, the lesser of the proceeds received by such selling security holder from the sale of the Registrable Securities through such offering, or the damage attributable solely to the inclusion of such written information in such Registration Statement, prospectus, or amendment or supplement suffered by the Person or Persons whose claims gave rise to such losses, claims, damages or liabilities; and FURTHER PROVIDED, HOWEVER, that no such indemnity shall exist with respect to any Person making claims or demands to whom the Company or any other Person responsible for delivering a final Prospectus to such claimant failed to deliver such prospectus as amended or supplemented.

                  (c) If the indemnification provided for in this SECTION 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            7. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any holder if (x) in the opinion of counsel to the Company reasonably satisfactory to the holder and its counsel (or, if the holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such stock, in the manner proposed by such holder (or by such investment banking firm), may be effected without registering such stock under the Securities Act, and (y) the failure of the Company to register such stock will not result in a reduction in the net proceeds to be received by such holder in connection with such sale or other disposition.

            8.    MISCELLANEOUS.

                  (a) NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the Schedule for Notices attached as Exhibit A hereto, or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Company. Each such notice, request or other communication shall be effective, (i) if given by facsimile transmission, when transmitted to the facsimile number specified in Exhibit A and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this SECTION 8(a).

                  (b) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any Person to whom Registrable Securities are transferred.

                  (c) AMENDMENTS AND WAIVERS. This Agreement may be modified or amended or the provisions hereof waived with the written consent of each of (i) the Company, (ii) the Majority Holders (as defined in the Antecedent Debt Warrant) and (iii) the Majority Holders (as defined in the Metra Warrant).

                  (d) SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (e) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

                  (h) CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN PITTSBURGH, PENNSYLVANIA IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY ANY PURCHASER IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF AND ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 8(a) (PROVIDED TELECOPY NOTICES MAY NOT BE USED FOR THIS PURPOSE). NOTHING IN THIS
SECTION 8(h) SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

                  (i) WAIVER OF JURY TRIAL. EACH PURCHASER AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

            IN WITNESS WHEREOF, the Company and Purchasers have executed this Agreement as of the date first above written.

                                    MORRISON KNUDSEN CORPORATION,
                                    a Delaware corporation


                                    By /s/ Douglas L. Brigham
                                      ------------------------
                                         Douglas L. Brigham
                                          Treasurer



        [ADDITIONAL SIGNATURES FOR PURCHASERS CONTINUED ON NEXT PAGE]

PURCHASERS:

Bank of America National Trust          Banque Paribas
and Savings Association

                                        By:
By:                                        -------------------------
   -------------------------            Name:
Name:                                        -----------------------
     -----------------------            Title:
Title:                                        ----------------------
      ----------------------
Bank of Montreal                        By:
                                            -------------------------
                                        Name:
                                              -----------------------
                                        Title:

By:_________________________
Name:_______________________
Title:______________________            CIBC Inc.


The Bank of Nova Scotia                 By:_________________________
                                        Name:_______________________
                                        Title:______________________
By:_________________________
Name:_______________________
Title:______________________            Citibank, N.A.

The Bank of Tokyo, Ltd.,
Seattle Branch                          By:_________________________
                                        Name:_______________________
                                        Title:______________________
By:_________________________
Name:_______________________            Credit Lyonnais, New York
Title:______________________            Branch

Banque Nationale de Paris
                                        By:_________________________
                                        Name:_______________________
By:_________________________            Title:______________________
Name:_______________________
Title:______________________


By:_________________________
Name:_______________________
Title:______________________



        [ADDITIONAL SIGNATURES FOR PURCHASERS CONTINUED ON NEXT PAGE]

Deutsche Bank AG,                       Mellon Bank, N.A.,
Los Angeles Branch and/or
Cayman Islands Branch
                                        By:_________________________
                                        Name:_______________________
By:_________________________            Title:______________________
Name:_______________________
Title:______________________            Morgan Guaranty Trust Company


By:_________________________            By:_________________________
Name:_______________________            Name:_______________________
Title:______________________            Title:______________________

The Hongkong and Shanghai               National Westminster Bank PLC
Banking Corporation Limited

                                        By:_________________________
By:_________________________            Name:_______________________
Name:_______________________            Title:______________________
Title:______________________
                                        Royal Bank of Canada

The Industrial Bank of Japan,
Limited, Los Angeles Agency             By:_________________________
                                        Name:_______________________
                                        Title:______________________
By:_________________________
Name:_______________________
Title:______________________            San Paolo Bank SpA


Key Bank of Idaho                       By:_________________________
                                        Name:_______________________
                                        Title:______________________
By:_________________________
Name:_______________________
Title:______________________            By:_________________________
                                        Name:_______________________
The Long-Term Credit Bank of            Title:______________________
Japan, Ltd., Los Angeles Agency
                                        Society National Bank

By:_________________________
Name:_______________________            By:_________________________
Title:______________________            Name:_______________________
                                        Title:______________________


        [ADDITIONAL SIGNATURES FOR PURCHASERS CONTINUED ON NEXT PAGE]

Union Bank of Switzerland


By:_________________________
Name:_______________________
Title:______________________


By:_________________________
Name:_______________________
Title:______________________

Westdeutsche Landesbank
Girozentrale, New York and
Cayman Islands Branches


By:_________________________
Name:_______________________
Title:______________________


By:_________________________
Name:_______________________
Title:______________________

                      [ADDITIONAL PURCHASER SIGNATURES]


Credit Lyonnais, Canada


By:_________________________
Name:_______________________
Title:______________________